UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2004

Host Marriott Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-05664	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Item 5. Other events

On March 9, 2004, Host Marriott Corporation (the “Company”) announced that Host Marriott, L.P., for whom the Company acts as sole general partner, is proposing to offer in a private placement $375 million in aggregate principal amount of exchangeable senior debentures due 2024 (the “Debentures”). An additional $75 million may be raised if the initial purchasers exercise their right to acquire additional debentures in connection with the offering. As the offering is a private placement, it will not be made to the general public. Only qualified institutional buyers may participate in the offering. The Debentures will be exchangeable into shares of the Company’s common stock upon the occurrence of certain events. A copy of the news release issued by the Company is attached as an Exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Host Marriott Corporation news release dated March 9, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 11th day of March 2004.

HOST MARRIOTT CORPORATION

BY:	/s/ LARRY K. HARVEY
Name:	Larry K. Harvey
Title:	Senior Vice President and Corporate Controller

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